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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-113074 of Centennial Communications Corp. and subsidiaries on Form S-4 of our report dated August 30, 2004, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's change in method of accounting for goodwill and other intangible assets to conform to Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and the restatement discussed in Note 16 to the Consolidated Financial Statements) appearing in the Prospectus, which is a part of such Registration Statement, and of our report dated August 30, 2004 relating to the financial statement schedule appearing elsewhere in the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
New York, New York
September 29, 2004